AMENDMENT NO. I TO PARTICIPATION AGREEMENT Effective as of January 1, 2008

     The Participation Agreement dated December 15, 2004 by and among Principal Life Insurance Company, an Iowa life insurance company ("Insurer"); Princnr Financial Services Corporation, {"Contracts Distributor"), the principal underwriter with respect to the contract referred to below; AllianceBernstein L.P. (formerly Alliance Capital Management L .P.),

("Adviser") and AllianccBernstein Investments, Inc. (formerly Alliancel3ernsteiaa Investment

Research and Management, Inc.), (":Distributor"), the Fund's principal underwriter, (collectively,

the "Parties"), is hereby amended as follows:

WITNESSETH THAT:

     1>MEREEAS the Parties have entered into a Participation Agreement, dated as of December 15, 2004 whereby shares of certain portfolios (the "Portfolios") of AllianceBernstein Variable Products Series Fund, inc . (the "Fund"), as listed in Schedule A-2 of the Participation Agreement, as may be amended from time to time, are made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of the Insurer that are the subject of the Insurer's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), to be offered through Contracts Distributors and other registered broker-deat.er firms as agreed to by the Company ; and

WHEREAS, the Parties now desire to amend the Participation Agreement with an amended and restated Schedule A-2 ("Amended Schedule A-2") ;

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Contract

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NOW, THEREFORE, in consideration of the mutual bene fits and promises contained herein, the Parties hereby amend the Participation Agreement as reflected in the attached

Amended Schedule A-2 .

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below .

PRINCIPAL LIFE INSURANCE COMPAN Y

By : Name : :!5itre.k Title:

ALLIANCEBERNSTEIN By: Name: VNP,rt "yk Title: '~t-ttuk w~ VZc~Ackit m-

ALLIANCEBE:RNSTELN INVESTMENTS, INC .

By:
Nat~.-~t, kc~.Sta
Title:	t

PRINCOR FINANCIAL SERVICE CORPORATION

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Amended Schedule A-2
Effective January 1, 2008
PORTFOLIOS

AllianceBernstein VPS International Value Portfolio -- Class A AllianceBernstein VPS Small Cap Growth Portfolio - Class A AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class A AllianceBernstein VPS Global Technology Portfolio -- Class A AllianceBern.stein VPS International Growth Portfolio - Class A